Exhibit 23.2




       Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 0-18184) pertaining to the Amended and Restated 1995 Stock Option Plan of SK Technologies Corporation of our report dated May 21, 1997, with respect to the consolidated financial statements of SK Technologies Corporation included in this Annual Report (Form 10-KSB) for the year ended March 31, 1997.

                                       /s/ Ernst & Young LLP



West Palm Beach, Florida
June 30, 1997